Filed with the Securities and Exchange Commission on June 1, 2001

Securities Act Registration No. 333-39424

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

Post-Effective Amendment No. 1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

TIMBERLINE SOFTWARE CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	93-0748489
(State of incorporation)	(I.R.S. Employer Identification No.)
15195 N.W. Greenbrier Parkway, Beaverton, Oregon	97006
(Address of principal executive offices)	(Zip Code)

2000 Stock Incentive Plan
(Full title of the plan)

Curtis L. Peltz, President and Chief Executive Officer
Timberline Software Corporation
15195 N.W. Greenbrier Parkway
Beaverton, Oregon 97006
(Name, address and telephone number
of agent for service)

Copies to:
Kenneth E. Roberts, Esq.
Foster Pepper & Shefelman LLP
101 S.W. Main St., 15th Fl.
Portland, Oregon 97204

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

          The following documents filed by Timberline Software Corporation (the "Company") with the Securities and Exchange Commission are incorporated by reference in this registration statement:

1.	The Company's annual report on Form 10-K for the year ended December 31, 2000, filed with the Commission on March 28, 2001 (File No. 0-16376).
2.	The description of the Company's Common Stock, no par value (the "Common Stock"), set forth in the Company's Registration Statement on Form S-18, as declared effective on February 9, 1984 (Registration No. 2-87409-S).

          All documents filed by the Company subsequent to those listed above pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.    Description of Securities.

          Not Applicable.

Item 5.    Interests of Named Experts and Counsel.

          Not Applicable.

Item 6.    Indemnification of Directors and Officers.

          Under the Oregon Business Corporation Act (the “Act”), the Company’s Restated Articles of Incorporation, as amended (the “Articles”), and the Company’s Amended and Restated Bylaws (the “Bylaws”), the Company has broad powers to indemnify directors and officers against liabilities that they may incur in such capacities.

          Under ORS 60.387 to ORS 60.414, a person who is made a party to a proceeding because such person is or was an officer or director of the corporation shall be indemnified by the corporation (unless the corporation’s articles of incorporation provide otherwise) against reasonable expenses incurred by such person in connection with the proceeding if such person is wholly successful on the merits or otherwise or if ordered by a court of competent jurisdiction. In addition, a corporation is permitted to indemnify such persons against liability incurred in a proceeding if: (i) such person’s conduct was in good faith and in a manner he or she reasonably believed was in the corporation’s best interests, or, at least, not opposed to its best interests; (ii) such the proceeding was a criminal proceeding; (iii) such person was not adjudged liable to the corporation if the proceeding was by or in the right of the corporation (in which case indemnification is limited to such person’s reasonable expenses in connection with the proceeding); and (iv) such person was not adjudged liable on the basis that he or she improperly received a personal benefit.

          The Articles and Bylaws require the indemnification of a director made or threatened to be made party to a proceeding because such person is or was a director of the Company or one of its subsidiaries against certain liabilities and expenses if: (i) the director’s conduct was in good faith; (ii) the director reasonably believed that his or her conduct was in the best interest of the corporation, or at least not opposed to its best interests; and (iii) in the case of a criminal proceeding, the director had no reasonable cause to believe that the conduct was unlawful. In the case of any proceeding by or in the right of the Company, a director is entitled to indemnification against certain expenses, except that no indemnification generally would be made if: (i) the director has been adjudged liable to the Corporation; or (ii) the officer or director received an improper personal benefit.

          The Articles and Bylaws further permit indemnification to be provided to persons other than directors, including officers, employees and agents, under certain circumstances. The Bylaws state that the foregoing indemnification provisions are not exclusive of any other right to which any person may be entitled under any statute, the Articles, Bylaws, agreement, general or specific action of the Board, vote of the shareholders or otherwise. The Articles also provide that to the full extent of the Act, no director will be liable to the Company or its shareholders for monetary damages for conduct as a director.

          The Company has entered into indemnification agreements with each of its directors under which the Company agrees to indemnify its directors to the fullest extent permitted by law. The Company also maintains directors’ and officers’ liability insurance under which the Company’s directors and officers are insured against claims for errors, neglect, breach of duty and other matters.

Item 7.    Exemption from Registration Claimed.

          Not applicable.

Item 8.    Exhibits.

          The exhibits required by Item 601 of Regulation S-K being filed herewith or incorporated herein by reference are as follows:

Exhibit

4.1	Restated Articles of Incorporation, as amended (Incorporated by reference to Exhibit 3.1 of Quarterly Report on Form 10-Q for the three months ended September 30, 1998)

4.2	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3(ii) of Quarterly Report on Form 10-QSB for the three months ended March 31, 1997)
5.1	Opinion of Foster Pepper & Shefelman LLP (1)
10.1	Indemnification Agreement (1,2)
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Foster Pepper & Shefelman (1) (Included in Exhibit 5.1)
24.1	Power of Attorney (1)
99	2000 Stock Incentive Plan, as amended, and Form of Option Agreement
(1)	Previously filed.
(2)	Substantially identical agreements exist between the registrant and executive officers Carol A. Vega, Matthew S. Lange, James O. Campbell, John M. Geffel, Curtis L. Peltz and Carl C. Asai, as well as directors James A. Meyer, Thomas P. Cox and Donald L. Tisdel.

Item 9.    Undertakings.

          The undersigned registrant hereby undertakes:

          (A)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(2)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
(3)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that paragraphs 1 and 2 do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (B)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (C)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (D)  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (E)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that the claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue. The foregoing undertaking shall not apply to indemnification which is covered by insurance.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beaverton, Oregon, on May 25, 2001.

TIMBERLINE SOFTWARE CORPORATION

By: /s/ Carl C. Asai
Carl C. Asai, Senior Vice President - Finance, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

* Curtis L. Peltz, President, Chief Executive Officer and Director	____________________________________ Date
By: /s/ Carl C. Asai Carl C. Asai, Senior Vice President - Finance, and Chief Financial Officer	May 25, 2001 Date
* James A. Meyer, Director, Chairman of the Board of Directors	____________________________________ Date
* Thomas P. Cox, Director	____________________________________ Date
* Donald L. Tisdel, Director	____________________________________ Date
* By: /s/ Carl C. Asai Carl C. Asai, Attorney-in-Fact	May 25, 2001 Date

EXHIBIT INDEX

Exhibit

4.1	Restated Articles of Incorporation, as amended (Incorporated by reference to Exhibit 3.1 of Quarterly Report on Form 10-Q for the three months ended September 30, 1998)
4.2	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3(ii) of Quarterly Report on Form 10-QSB for the three months ended March 31, 1997)
5.1	Opinion of Foster Pepper & Shefelman LLP (1)
10.1	Indemnification Agreement (1,2)
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Foster Pepper & Shefelman (1) (Included in Exhibit 5.1)
24.1	Power of Attorney (1)
99	2000 Stock Incentive Plan, as amended, and Form of Option Agreement
(1)	Previously filed.
(2)	Substantially identical agreements exist between the registrant and executive officers Carol A. Vega, Matthew S. Lange, James O. Campbell, John M. Geffel, Curtis L. Peltz and Carl C. Asai, as well as directors James A. Meyer, Thomas P. Cox and Donald L. Tisdel.

Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-39424 of Timberline Software Corporation on Form S-8 of our report dated January 26, 2001 appearing in the Annual Report on Form 10-K of Timberline Software Corporation for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Portland, Oregon
May __, 2001

EXHIBIT 99

TIMBERLINE SOFTWARE CORPORATION

2000 STOCK INCENTIVE PLAN

ARTICLE I - Purpose of the Plan

          The purpose of this Stock Incentive Plan (the “Plan”) is to advance the interests of Timberline Software Corporation, an Oregon business corporation (the “Company”) and its shareholders by enabling the Company to attract and retain the services of people with training, experience and ability and to provide additional incentive to employees and non-employee directors of the Company and others who provide services to the Company by giving them an additional opportunity to participate in the ownership of the Company.

ARTICLE II - Definitions

          As used herein, the following definitions will apply:

(a)  “Available Shares” means the number of shares of Common Stock available at any time for issuance pursuant to Incentive Stock Options, Non-Qualified Stock Options or Restricted Stock Grants as provided in Article III.

(b)  “Award” means any grant of an Incentive Stock Option, grant of a Non-Qualified Stock Option or the making of a Restricted Stock Grant.

(c)  "Board of Directors" means the Board of Directors of the Company.

(d)  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

(e)  “Committee” means the committee appointed by the Board of Directors under Article V to administer this Plan.

(f)  "Common Stock" means the Common Stock of the Company.

(g)  “Company” means Timberline Software Corporation, an Oregon business corporation, and, unless the context otherwise requires, any majority owned subsidiary of the Company and any successor or assignee of the Company by merger, consolidation, acquisition of all or substantially all of the assets of the Company or otherwise.

(h)  “Disabled” means a mental or physical impairment which has lasted or which is expected to last for a continuous period of 12 months or more and which renders an Optionee unable, in the Committee’s sole discretion, of performing the duties which were assigned to the Optionee during the 12 month period prior to such determination. The Committee’s determination of the existence of an individual’s disability will be effective when communicated in writing to the Optionee and will be conclusive on all of the parties.

(i)  “Effective Date” means the date on which this Plan is approved by the Board of Directors.

(j)  "Employee" means any person employed by the Company.

(k)  “Exercise Price” means the price per share at which a shares of Common Stock may be purchased upon exercise of an Incentive Stock Option or Non-Qualified Stock Option.

(l)  "Fair Market Value" means:

1)	If the Common Stock is traded on a national securities exchange or on either the Nasdaq National Market or Nasdaq SmallCap Market., the average between the lowest and highest reported sales price per share of Common Stock for such date, or if no transactions occurred on such date, on the last date on which trades occurred;
2)	If the Common Stock is not traded on a national securities exchange or on Nasdaq but bid and asked prices are regularly quoted on the OTC Bulletin Board Service, by the National Quotation Bureau or any other comparable service, the average between the highest bid and lowest asked prices per share of Common Stock as reported by such service for such date or, if such date was not a business day, on the preceding business day; or
3)	If there is no public trading of the Common Stock within the terms of subparagraphs 1 or 2 of this subsection, the price per a share of Common Stock, as determined by the Committee in its sole discretion.

(m)   "Grantee " means any individual who receives a Restricted Stock Grant.

(n)  “Incentive Stock Option” means an option to purchase shares of Common Stock that the Committee indicates is intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code and is granted under Article VI of this Plan.

(o)  “Non-Qualified Stock Option” means an option to purchase shares of Common Stock that the Committee either indicates is intended to be a nonqualified stock option or indicates is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code and is granted subject to the terms and conditions of Article VII.

(p)  “Optionee” means any individual who is granted either an Incentive Stock Option or a Non-Qualified Stock Option.

(q)  “Reserved Shares” means the number of shares of Common Stock reserved for issuance pursuant to Awards as provided in Section 3.1 of Article III.

(r)  “Restricted Stock Grant” means a grant of shares of Common Stock subject to the terms and conditions of Article IX.

(s)  “Retirement” means voluntary termination of service by an Employee with 15 or more years of service with the Company who has attained the age of 65 at such termination, provided that an Employee with at least 15 years of service with the Company shall be deemed to have met the definition of Retirement upon voluntary termination at an age that, if added to the number of years of service exceeding 15 years, would total 65. By way of example, an Employee with 20 years of service shall be entitled to the benefits for Retirement under this plan upon reaching the age of 60. Retirement does not include termination for cause, as such term is defined or interpreted by the Committee in its sole discretion.

(t)  "Securities Act" means the Securities Act of 1933, as amended.

(u)  “Significant Shareholder” means any person who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company. For purposes of this definition a person shall be considered as owning all stock owned, directly or indirectly by or for such person’s brothers and sisters, spouse, ancestors and lineal descendants. In addition, stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries to the extent required by Section 422 of the Internal Revenue Code.

ARTICLE III - Stock Subject to the Plan

          3.1     Aggregate Number of Reserved Shares.  Subject to adjustment in accordance with Section 10.1, the total number of shares of Common Stock reserved for issuance pursuant to all Awards is initially established at 1,500,000 shares.

          3.2     Number of Available Shares.  At any point in time, the number of Available Shares shall be the number of Reserved Shares minus:

(a)	the number of outstanding shares of Common Stock covered by Restricted Stock Grants;
(b)	the number of outstanding shares of Common Stock issued upon the exercise of Incentive Stock Options and Non-Qualified Stock Options; and
(c)	the number of shares covered by Incentive Stock Options and Non-Qualified Stock Options that have been granted and that have not yet expired, been terminated or been cancelled to the extent that such options have not been exercised.

          If an Incentive Stock Option or Non-Qualified Stock Option expires, terminates or is cancelled for any reason without having been exercised in full, the shares of Common Stock covered by such option that were not purchased through the exercise of such option will be added back to the Available Shares. However, shares of Common Stock used by an Optionee to satisfy withholding obligations upon the exercise of a Non-Qualified Stock Option shall nonetheless, for purposes of this Plan, be considered as having been issued upon the exercise of such option.

          3.3     Reservation of Shares.   Available Shares shall consist of authorized but unissued shares of Common Stock of the Company. The Company will, at all times, reserve for issuance shares of Common Stock equal to the sum of (i) the number of shares covered by Incentive Stock Options and Non-Qualified Stock Options that have been granted and which have not yet expired, been terminated or been cancelled to the extent that such options have not been exercised at such time and (ii) the number of Available Shares.

          3.4     Annual Limit on Number of Shares to Any One Person. No person will be eligible to receive Awards that, in aggregate, exceed 100,000 shares in any calendar year except in connection with the hiring or commencement of services from such person in which case such limit shall be 200,000 shares during such calendar year.

ARTICLE IV - Commencement and Duration of the Plan

          4.1     Effective Date of the Plan.  This Plan will be effective as of the Effective Date, subject to the provisions of Section 4.2.

          4.2     Shareholder Approval of the Plan.  This Plan will be submitted for the approval of the shareholders of the Company within twelve (12) months of the Effective Date. This Plan will be deemed approved by the shareholders if approved by a majority of the votes cast at a duly held meeting of the Company’s shareholders at which a quorum is present in person or by proxy. Awards may be made prior to such shareholder approval provided that such Awards are conditioned upon such approval and state by their terms that they will be null and void if such shareholder approval is not obtained.

          4.3     Termination of the Plan. This Plan will terminate ten years from the Effective Date. In addition, the Board of Directors will have the right to suspend or terminate this Plan at any time. Any termination of this Plan will not affect the exercisability of any Incentive Stock Options or Non-Qualified Stock Options granted prior to such termination. Termination of the Plan will not terminate or otherwise affect any Incentive Option Agreement (as defined in Section 6.1), Non-Qualified Option Agreement (as defined in Section 7.1) or Restricted Stock Agreement (as defined in Section 9.1) then in effect.

ARTICLE V - Administration

          Subject to the provisions of this Plan and any additional terms or conditions which may, from time to time, be imposed by the Board of Directors, the Committee will administer this Plan and will have the authority, in its sole discretion, to grant Incentive Stock Options, grant Non-Qualified Stock Options and make Restricted Stock Grants in accordance with Articles VI, VII and IX, respectively. The Committee may, from time to time, adopt rules and regulations relating to the administration of this Plan and may, but is not required to, seek the advice of legal, tax, accounting and compensation advisors. Decisions of the Committee with respect to the administration of this Plan, the interpretation or construction of this Plan or the interpretation or construction of any written agreement evidencing an Award will be final and conclusive, subject only to review by the full Board of Directors. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any agreement evidencing an Award in the manner and to the extent it deems appropriate.

          The Board of Directors shall appoint the Committee, which shall consist of at least two members of the Board of Directors. For purposes of this paragraph, directors who are not “outside directors” as such term is defined in Treasury Regulation ss.1.162-27(e)(3) and directors who are not “non-employee directors” as such term is defined in Rule 16b-3 issued by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934, as amended, shall be referred to as “nonqualified directors.” Nonqualified directors may serve on the Committee. However, nonqualified directors shall be deemed (notwithstanding any statement to the contrary which may be contained in minutes of a meeting of the Committee) to have abstained from any action requiring, under Section 162(m) of the Internal Revenue Code, the approval of a committee consisting solely of outside directors, or from any action requiring, under Rule 16b-3, the approval of a committee consisting solely of non-employee directors. The assent of any such nonqualified director shall be ignored for purposes of determining whether or not an such actions were approved by the Committee. If the Committee proposes to take an action by unanimous consent in lieu of a meeting and such action would require under Section 162(m) the approval of a committee consisting solely of outside directors or such action would require under Rule 16b-3 the approval of a committee consisting solely of non-employee directors, the nonqualified director shall, for purposes of such consent, be deemed to not be a member of the Committee.

          If no Committee is appointed, the Board of Directors shall act as the Committee and will have all the powers, duties and responsibilities of the Committee as set forth in this Plan. In addition, the Board of Directors may at any time by resolution abolish the Committee and assume the duties and responsibilities of the Committee.

ARTICLE VI - Incentive Stock Option Terms and Conditions

          Incentive Stock Options will be subject to the following terms and conditions.

          6.1     Requirement for a Written Incentive Stock Option Agreement.  Each Incentive Stock Option will be evidenced by a written option agreement (“Incentive Option Agreement”). The Committee will determine from time to time the form of Incentive Option Agreement to be used. The terms of the Incentive Option Agreement must be consistent with this Plan and any inconsistencies will be resolved in accordance with the terms and conditions specified in this Plan. Except as otherwise required by this Section 6, the terms and conditions of Incentive Stock Options do not need to be identical.

          6.2     Who May be Granted an Incentive Stock Option.  An Incentive Stock Option may be granted to any Employee who, in the judgment of the Committee, has performed or will perform services of importance to the Company in the management, operation and development of the business of the Company or of one or more of its subsidiaries. The Committee, in its sole discretion, shall determine when and to which Employees Incentive Stock Options are granted.

          6.3     Number of Shares Covered by an Incentive Stock Option.  Each Incentive Option Agreement shall specify the number of shares of Common Stock that may be purchased upon exercise of the Incentive Stock Option, as determined by the Committee in its sole discretion.

          6.4     Vesting Schedule under an Incentive Stock Option.  Each Incentive Option Agreement shall specify when and to what extent the Incentive Stock Option is exercisable, and may provide that the Incentive Stock Option is immediately exercisable as to all of the shares of Common Stock covered by such option or is only exercisable in accordance with a vesting schedule. Notwithstanding any vesting schedule set forth in the Incentive Option Agreement, an Incentive Stock Option shall, upon Retirement of the Optionee, but subject to the limitations set forth in the following paragraph, become as of the effective date of Retirement immediately exercisable as to all shares covered by such Incentive Stock Option.

Notwithstanding the foregoing, to the extent that an Incentive Stock Option (together with other incentive stock options within the meaning of Section 422 of the Internal Revenue Code held by such Optionee with an equal or lower exercise price per share) purports to become exercisable for the first time during any calendar year as to shares of Common Stock with a Fair Market Value (determined at the time of grant) in excess of $100,000, such excess shares shall be considered to be covered by a Non-Qualified Stock Option and not an incentive stock option within the meaning of Section 422 of the Internal Revenue Code. Any Incentive Stock Option that was not either approved by (i) a committee of non-employee directors within the requirements of Rule 16b-3 or (ii) the full board of directors of the Company, shall, notwithstanding the acceleration of vesting upon Retirement of the Optionee provided for in this Section 6.4, Section 10.2 hereof, or the terms set forth in the Incentive Option Agreement, not be exercisable until at least six months after the date of grant.

          6.5     Exercise Price of an Incentive Stock Option.  Each Incentive Option Agreement shall specify the Exercise Price of the Incentive Stock Option. The Exercise Price will be 100% of Fair Market Value as of the date on which the Incentive Stock Option was granted. However, if the Optionee is a Significant Shareholder, the Exercise Price will be 110% of Fair Market Value as of the date on which the Incentive Stock Option was granted.

          6.6     Duration of an Incentive Stock Option--Generally.  Each Incentive Option Agreement shall set forth the term of the Incentive Stock Option provided that such term will not exceed 10 years from the date on which such option was granted. Notwithstanding the foregoing, if the Optionee is a Significant Shareholder, the term will not exceed 5 years from the date on which the Incentive Stock Option was granted. The Optionee shall have no further right to exercise an Incentive Stock Option following the expiration of such term.

          6.7     The Effect of Termination of Employment on the Term of an Incentive Stock Option.  If an Optionee, while possessing an Incentive Stock Option that has not expired or been fully exercised, ceases to be an Employee of the Company for any reason other than as a result of the death or disability of the Optionee (as provided for in Section 6.8 and 6.9, respectively), the Incentive Stock Option may be exercised, to the extent not previously exercised and subject to any vesting provisions of the Incentive Option Agreement, at any time within three months following the date the Optionee ceased to be an Employee of the Company, except that this provision will not extend the time within which an Incentive Stock Option may be exercised beyond the expiration of the term of such option. The Incentive Option Agreement may provide that if the Optionee’s employment is terminated by the Company for cause, as determined by the Company’s President or Board of Directors in their reasonable discretion, the Incentive Stock Option will terminate immediately upon the Company’s notice to the Optionee of such termination.

          6.8     The Effect of the Death of an Optionee on the Term of an Incentive Stock Option.  If an Optionee, while possessing an Incentive Stock Option that has not expired or been fully exercised, ceases to be an Employee of the Company as a result of the death of the Optionee, the Incentive Stock Option may be exercised, to the extent not previously exercised and subject to any vesting provisions of the Incentive Option Agreement, at any time within 12 months following the date of the Optionee’s death, except that this provision will not extend the time within which an Incentive Stock Option may be exercised beyond the expiration of the term of such option.

          6.9     The Effect of the Disability of an Optionee on the Term of an Incentive Stock Option.  If an Optionee, while possessing an Incentive Stock Option that has not expired or been fully exercised, ceases to be an Employee of the Company as a result of the Optionee becoming Disabled, the Incentive Stock Option may be exercised, to the extent not previously exercised and subject to any vesting provisions of the Incentive Option Agreement, at any time within 12 months following the date of the Optionee becoming Disabled, except that this provision will not extend the time within which an Incentive Stock Option may be exercised beyond the expiration of the term of such option.

          6.10     Transferability.   No Incentive Stock Option may be transferred by the Optionee other than by will or the laws of descent and distribution upon the death of the Optionee.

          6.11     Tax Treatment and Savings Clause.  Nothing contained in this Plan, any Incentive Option Agreement, any document provided by the Company to an Optionee, or any statement made by or on behalf of the Company, shall constitute a representation or warranty of the tax treatment of any option or that such option shall qualify as an incentive stock option under Section 422 of the Internal Revenue Code. Any option that is designated as an Incentive Stock Option but which, either in whole or in part, fails for any reason to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code, or which fails to satisfy requirements which apply only to Incentive Stock Options, shall be treated as an incentive stock option to the fullest extent permitted under Section 422 of the Internal Revenue Code and this Plan and shall otherwise, notwithstanding such designation, be treated as a Non-Qualified Stock Option.

ARTICLE VII - Nonqualified Stock Option Terms And Conditions

          Non-Qualified Stock Options shall be subject to the following terms and conditions.

          7.1     Requirement for a Written Non-Qualified Stock Option Agreement.  Each Non-Qualified Stock Option will be evidenced by a written option agreement (“Non-Qualified Option Agreement”). The Committee will determine from time to time the form of Non-Qualified Option Agreement to be used. The terms of the Non-Qualified Option Agreement must be consistent with this Plan and any inconsistencies will be resolved in accordance with the terms and conditions specified in this Plan. Except as otherwise required by this Section 7, the terms and conditions of Non-Qualified Stock Options do not need to be identical.

          7.2     Who May be Granted an Non-Qualified Stock Option.  A Non-Qualified Stock Option may be granted to any Employee, any director of the Company and any other individual who, in the judgment of the Committee, has performed or will perform services of importance to the Company in the management, operation and development of the business of the Company or of one or more of its subsidiaries. The Committee, in its sole discretion, shall determine when and to whom Non-Qualified Stock Options are granted.

          7.3     Number of Shares Covered by a Non-Qualified Stock Option.   Each Non-Qualified Option Agreement shall specify the number of shares of Common Stock that may be purchased upon exercise of the Non-Qualified Stock Option, as determined by the Committee in its sole discretion.

          7.4     Vesting Schedule Under a Non-Qualified Stock Option.  Each Non-Qualified Option Agreement shall specify when and to what extent the Non-Qualified Stock Option is exercisable, and may provide that the Non-Qualified Stock Option is immediately exercisable as to all of the shares of Common Stock covered by such option or is only exercisable in accordance with a vesting schedule. Notwithstanding any vesting schedule set forth in the Non-Qualified Option Agreement, upon Retirement of the Optionee, a Non-Qualified Stock Option shall, subject to the following sentence of this Section 7.4, become as of the effective date of Retirement immediately exercisable as to all shares covered by such Non-Qualified Stock Option. Any Non-Qualified Stock Option granted that was not either approved by (i) a committee of non-employee directors within the requirements of Rule 16b-3 or (ii) the full board of directors of the Company, shall, notwithstanding the preceding sentence, Section 10.2 hereof, or the terms set forth in the Non-Qualified Option Agreement not be exercisable until at least six months after the date of such grant.

          7.5     Exercise Price of a Non-Qualified Stock Option.  The Exercise Price of a Non-Qualified Stock Option will be 100% of Fair Market Value as of the date on which the Non-Qualified Stock Option was granted.

          7.6     Duration of a Non-Qualified Stock Option--Generally.  Each Non-Qualified Option Agreement shall set forth the term of the Non-Qualified Stock Option, provided that such term will not exceed 10 years from the date on which such option was granted. The Optionee shall have no further right to exercise a Non-Qualified Stock Option following the expiration of such term.

          7.7     The Effect of Termination of the Optionee’s Employment or Service as a Director on the Term of a Non-Qualified Stock Option.  If an Optionee, while possessing a Non-Qualified Stock Option that has not expired or been fully exercised, ceases to be an Employee of the Company (or, in the case of an Optionee who is not an Employee but is a director of the Company, ceases to be a director of the Company) for any reason other than as a result of the death or disability of the Optionee (as provided for in Section 7.8 and 7.9, respectively), the Non-Qualified Stock Option may be exercised, to the extent not previously exercised and subject to any vesting provisions of the Non-Qualified Option Agreement, at any time within three months following the date the Optionee ceased to be an Employee (or a director as the case may be) of the Company, except that this provision will not extend the time within which an Non-Qualified Stock Option may be exercised beyond the expiration of the term of such option. The Non-Qualified Option Agreement may provide that if the Optionee’s employment is terminated by the Company for cause, as determined by the Company’s President or Board of Directors in their reasonable discretion, the Non-Qualified Stock Option will terminate immediately upon the Company’s notice to the Optionee of such termination.

          7.8     The Effect of the Death of an Optionee on the Term of a Non-Qualified Stock Option.  If an Optionee, while possessing a Non-Qualified Stock Option that has not expired or been fully exercised, ceases to be an Employee, ceases to serve as a director of the Company or ceases to provide services to the Company as a result of the Optionee’s death, the Non-Qualified Stock Option may be exercised, to the extent not previously exercised and subject to any vesting provisions of the Non-Qualified Option Agreement, at any time within 12 months following the date of the Optionee’s death, except that this provision will not extend the time within which a Non-Qualified Stock Option may be exercised beyond the expiration of the term of such option.

          7.9     The Effect of the Disability of an Optionee on the Term of a Non-Qualified Stock Option.  If an Optionee, while possessing a Non-Qualified Stock Option that has not expired or been fully exercised, ceases to be an Employee, ceases to serve as a director of the Company or ceases to provide services to the Company as a result of the Optionee becoming Disabled, the Non-Qualified Stock Option may be exercised, to the extent not previously exercised and subject to any vesting provisions of the Non-Qualified Option Agreement, at any time within 12 months following the date of the Optionee becoming Disabled, except that this provision will not extend the time within which a Non-Qualified Stock Option may be exercised beyond the expiration of the term of such option.

          7.10     Transferability.  The Non-Qualified Option Agreement may permit a transfer of the Non-Qualified Stock Option by gift to the Optionee’s spouse, children or a trust for the exclusive benefit of any combination of the Optionee, the Optionee’s spouse and the Optionee’s children, if such transfer is conditioned upon the Optionee and the transferee of such Non-Qualified Stock Option executing and delivering to the Company a form of Transfer/Assumption of Non-Qualified Option Agreement as the Company may request. Notwithstanding any transfer of a Non-Qualified Stock Option, the Optionee shall remain liable to the Company for any income tax withholding amounts which the Company is required to withhold at the time that the transferred Non-Qualified Stock Option is exercised. If the Non-Qualified Option Agreement does not expressly permit transfer of the Non-Qualified Stock Option, the Non-Qualified Stock Option may not be transferred by the Optionee, other than by will or the laws of descent and distribution upon the death of the Optionee, without the prior written consent of the Committee, which consent may be withheld in the Committee’s sole discretion.

ARTICLE VIII - Exercise of Options

          8.1     Notice of Exercise.   An Incentive Stock Option or Non-Qualified Stock Option may only be exercised by delivery to the Company of written notice signed by the Optionee (or, in the case of exercise after death of the Optionee, by the executor, administrator, heir or legatee of the Optionee, as the case may be) directed to the President of the Company (or such other person as the Company may designate) at the principal business office of the Company. The notice will specify (i) the number of shares of Common Stock being purchased, (ii) the method of payment of the Exercise Price, (iii) the method of payment of the Tax Withholding if the option is a Non-Qualified Stock Option, and (iv), unless a registration under the Securities Act is in effect with respect to the Plan at the time of such exercise, the notice of exercise shall contain such representations as the Company determines to be necessary or appropriate in order for the sale of shares of Common Stock being purchased pursuant to such exercise to qualify for exemptions from registration under the Securities Act.

          8.2     Payment of Exercise Price.  No shares of Common Stock will be issued upon the exercise of any Incentive Stock Option or Non-Qualified Stock Option unless and until payment or adequate provision for payment of the Exercise Price of such shares has been made in accordance with this subsection. Unless the Committee, in its sole discretion, determines otherwise, payment of the Exercise Price shall be in cash, by delivery of a full-recourse promissory note, by the surrender of other securities issued by the Company (provided that such other securities have been held by the Optionee for at least six months prior to the date on which the Option is being exercised) in accordance with Section 8.4,or by any combination of the foregoing. The Committee may, in its sole discretion, permit an Optionee to elect to pay the Exercise Price by authorizing a duly registered and licensed broker-dealer to sell the shares of Common Stock to be issued upon such exercise (or, at least, a sufficient portion thereof) and instructing such broker-dealer to immediately remit to the Company a sufficient portion of the proceeds from such sale to pay the entire Exercise Price.

          8.3     Payment of Tax Withholding Amounts.  Unless the Committee, in its sole discretion, determines otherwise, each Optionee must, upon the exercise of a Non-Qualified Stock Option (including Non-Qualified Stock Options transferred by the Optionee), either with the delivery of the notice of exercise or upon notification of the amount due, pay to the Company or make adequate provision for the payment of all amounts determined by the Company to be required to satisfy applicable federal, state and local tax withholding requirements (“Tax Withholding”). The Non-Qualified Option Agreement may provide for, or the Committee may allow in its sole discretion, the payment by the Optionee of the Tax Withholding in cash, by the Company withholding such amount from other amounts payable by the Company to the Optionee, including salary, by surrender of other securities of the Company in accordance with Section 8.4, by the application of shares that could be received upon exercise of the Non-Qualified Stock Option, or any combination of the foregoing. This application of shares shall be accomplished by crediting toward the Optionee’s Tax Withholding obligation the difference between the Fair Market Value and the Exercise Price of the shares being so applied. Any such application shall be considered an exercise of the Non-Qualified Stock Option to the extent shares are so applied, and, as such, may add to the Optionee’s withholding obligation.

          By receiving and exercising a Non-Qualified Stock Option, the Optionee shall be deemed to have consented to the Company withholding the amount of any Tax Withholding from any amounts payable by the Company to the Optionee. The Committee may, in its sole discretion, permit an Optionee to elect to pay the Tax Withholding by authorizing a duly registered and licensed broker-dealer to sell the shares to be issued upon such exercise (or, at least, a sufficient portion thereof) and instructing such broker-dealer to immediately remit to the Company a sufficient portion of the proceeds from such sale to pay the Tax Withholding. No shares will be issued upon an exercise of a Non-Qualified Stock Option unless and until payment or adequate provision for payment of the Tax Withholding has been made. If the Company determines that additional withholding is or becomes required beyond any amount paid or provided for by the Optionee, the Optionee will pay such additional amount to the Company immediately upon demand by the Company. If the Optionee fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the Optionee, including salary.

          8.4     Payment of Exercise Price or Withholding with Other Securities.  To the extent permitted in Section 8.2 and Section 8.3 above, the Exercise Price and Tax Withholding may be paid by the surrender of other securities of the Company. The notice of exercise shall indicate that payment is being made by the surrender of other securities of the Company. Payment shall be made by either (i) delivering to the Company the certificates or instruments representing such other securities, duly endorsed for transfer, or (ii) delivering to the Company an attestation in such form as the Company may deem to be appropriate with respect to the Optionee’s ownership of other securities of the Company. Other securities of the Company shall, for purposes of this Section 8, be valued at the publicly reported price, if any, for the last sale on the last business day preceding the day the Company receives the Optionee’s notice of exercise, or, if there are no publicly reported prices of such other securities of the Company, at the fair market value of such other securities as determined in good faith by the Board of Directors. To the extent permitted in Section 8.3 above, Tax Withholding may, if the Optionee so notifies the Company at the time of the notice of exercise, be paid by the application of shares which could be received upon exercise of any other stock option issued by the Company. This application of shares shall be accomplished by crediting toward the Optionee’s Tax Withholding obligation the difference between the Fair Market Value and the Exercise Price of the stock option specified in the Optionee’s notice. Any such application shall be considered an exercise of the other stock option to the extent that shares are so applied and, as such, may add to the Optionee’s withholding obligation.

          8.5      Compliance with Securities Laws.  No shares will be issued with respect to the exercise of any Incentive Stock Option or Non-Qualified Stock Option unless the exercise and the issuance of the shares will comply with all relevant provisions of law, including, without limitation, the Securities Act, any registration under the Securities Act in effect with respect to the Plan, all applicable state securities laws, the Securities Exchange Act of 1934, as amended, the Internal Revenue Code, the respective rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Common Stock may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance. The Company will not be liable to any Optionee or any other person for failure to issue shares upon the exercise of an option where such failure is due to the inability of the Company to obtain all permits, exemptions or approvals from regulatory authorities which are deemed by the Company’s counsel to be necessary. The Board may require any action or agreement by an Optionee as may from time to time be necessary to comply with the federal and state securities laws. The Company will not be obliged to prepare, file or maintain a registration under the Securities Act with respect to the Plan or to take any actions with respect to registration under any state securities laws.

          8.6     Issuance of Shares.   Notwithstanding the good faith compliance by the Optionee with all of the terms and conditions of an Incentive Option Agreement or Non-Qualified Option Agreement and with this Article VIII, the Optionee will not become a shareholder and will have no rights as a shareholder with respect to the shares covered by such option until the issuance of shares pursuant to the exercise of such option is recorded on the stock transfer record of the Company. Notwithstanding the foregoing, the Company shall not unreasonably delay the issuance of a stock certificate and shall exercise reasonable efforts to cause such stock certificate to be issued to the Optionee as soon as is practicable after the compliance by the Optionee with all of the terms and conditions of the Incentive Option Agreement or Non-Qualified Option Agreement, as the case may be, and with this Article VIII.

          8.7     Notice of any Disqualifying Disposition and Provision for Tax Withholding.   Any Optionee that exercises an Incentive Stock Option and then makes a “disqualifying disposition” (as such term is defined under Section 422 of the Internal Revenue Code) of the shares so purchased, shall immediately notify the Company in writing of such disqualifying disposition and shall pay or make adequate provision for all Tax Withholding as if such Incentive Stock Option was a Non-Qualified Stock Option in accordance with Section 8.3.

ARTICLE IX - Restricted Stock Grants

          Restricted Stock Grants shall be subject to the following terms and conditions:

          9.1     Requirement for a Written Restricted Stock Agreement.  Each Restricted Stock Grant will be evidenced by a written Restricted Stock agreement (“Restricted Stock Agreement”). The Committee will determine from time to time the form of Restricted Stock Agreement to be used. The terms of the Restricted Stock Agreement must be consistent with this Plan and any inconsistencies will be resolved in accordance with the terms and conditions specified in this Plan. Except as otherwise required by this Section 9, the terms and conditions of Restricted Stock Grants do not need to be identical.

          9.2     Who May Receive a Restricted Stock Grant.  A Restricted Stock Grant may be made to any Employee, any director of the Company or any other individual who provides services to the Company where, in the judgment of the Committee, the services performed or to be performed by such Grantee are of importance to the Company in the management, operation and development of the business or businesses of the Company or one or more of its Subsidiaries. The Committee, in its sole discretion, shall determine when and to whom Restricted Stock Grants are made.

          9.3    Number of Shares Covered by a Restricted Stock Grant.  Each Restricted Stock Agreement shall specify the number of shares covered by each Restricted Stock Grant.

          9.4     Consideration for a Restricted Stock Grant.  The Committee, in its sole discretion, will determine the consideration payable by a Grantee for the shares covered by a Restricted Stock Grant. Consideration may consist of services rendered by the Grantee to the Company, or payment, in cash or delivery of a promissory note, for all or any portion of the Fair Market Value of the shares covered by the Restricted Stock Grant, or any combination of the foregoing.

          9.5     Vesting Schedule under a Restricted Stock Grant.  Each Restricted Stock Agreement shall specify when and to what extent the shares covered by the Restricted Stock Grant shall become vested in the Grantee, provided that the Restricted Stock Agreement shall provide for a vesting period of not less than three years. The Committee, in its sole discretion, shall determine the terms and conditions upon which shares covered by any Restricted Stock Grant shall vest. The Restricted Stock Agreement shall provide that the Company may repurchase at a specified price any unvested shares. The unvested portion of a Restricted Stock Grant may not be transferred by the Grantee under any circumstances without the prior written consent of the Committee, which consent may be withheld in its sole discretion.

ARTICLE X - Changes in Capital Structure

          10.1     Adjustments of Number of Shares and Exercise Price.  Except as provided in Section 10.2, if the outstanding shares of Common Stock are hereafter increased, decreased, changed into or exchanged for a different number or kind of shares of Common Stock or for other securities of the Company or of another corporation, by reason of any reorganization, merger, consolidation, reclassification, stock split-up, combination of shares, or dividend payable in shares of Common Stock, the Committee will make such adjustment as it deems appropriate in the number and kind of shares of Common Stock underlying subsequent Awards. In addition, the Committee will at such time make such adjustment in the number and kind of shares of Common Stock covered by outstanding Incentive Stock Options and outstanding Non-Qualified Stock Options, as well as make an adjustment in the Exercise Price of each such option as the Committee deems appropriate. Any determination by the Committee as to what adjustments may be made, and the extent thereof, will be final, binding on all parties and conclusive.

          10.2     Acceleration of Vesting.  In the event of any dissolution or liquidation of the Company, or any merger or consolidation with one or more corporations in which the Company is not the surviving entity, or in which the security holders of the Company prior to such transaction do not receive in the transaction securities with voting rights with respect to the election of directors equal 50% or more of the votes of all classes of outstanding securities of the surviving corporation immediately after such transaction, each outstanding Incentive Stock Option and each outstanding Non-Qualified Stock Option shall become immediately exercisable in its entirety, notwithstanding any vesting schedule included in the respective Incentive Option Agreement or Non-Qualified Option Agreement, but subject to Section 6.4 or Section 7.4, as applicable, fifteen (15) days prior to such event and shall, unless the event fails to occur, continue to be exercisable in such manner for forty-five (45) days after such event, unless, as an expressed term of such transaction, adequate provision is made for the continuation of the rights of holders of such outstanding option after the consummation of such transaction.

ARTICLE XI - Underwriters Lock-Up

          Each written agreement evidencing an Award will specify that the Optionee or Grantee, by accepting the Award agrees that in the event the Company undertakes a firmly underwritten public offering of its securities, the Optionee or Grantee will, if requested to do so by the managing underwriter in such offering, enter into an agreement not to sell or dispose of any securities of the Company owned or controlled by the Optionee or Grantee provided that such restriction will not extend beyond 12 months from the effective date of the registration statement filed in connection with such offering.

ARTICLE XII - Employment Rights

          Nothing in this Plan nor in any written agreement evidencing an Award will confer upon any Optionee or Grantee any right to employment by the Company or to limit or affect in any way the right of the Company, in its sole discretion, (a) to terminate the employment of such Optionee or Grantee at any time, with or without cause, (b) to change the duties of such Optionee or Grantee, or (c) to increase or decrease the compensation of the Optionee or Grantee at any time. Unless the written agreement evidencing an Award expressly provides otherwise, vesting under such agreement shall be conditioned upon:

1)	for Employees of the Company, the continued employment of the Optionee or Grantee;
2)	for independent contractors, the Optionee or Grantee continuing to provide services to the Company on substantially the same terms and conditions as such services were provided at the time of the Award; or
3)	for directors who are not Employees, the Optionee or Grantee continuing to serve as a director of the Company;

and nothing in this Plan shall be construed as creating a contractual or implied right or covenant by the Company to continue such employment, service as an independent contractor or service as a director.

ARTICLE XIII - Amendment of Plan

          The Board of Directors may, at any time and from time to time, modify or amend this Plan is it deems advisable, except that any amendment increasing the number of shares of Common Stock issuable under the Plan, or any amendment that expands the group of persons eligible to receive Awards, or any other amendment that the Board of Directors, in its reasonable discretion, determines to constitute a material change in the terms and conditions of the Plan, shall only become effective if an when such amendment is approved by the shareholders of the Company. Except as provided in Article X hereof, no amendment shall be made to the terms or conditions of an outstanding Incentive Stock Option, Non-Qualified Stock Option or Restricted Stock Grant, without the written consent of the Optionee or Grantee.

Effective as of approval by the Board of Directors of the Company at a meeting held on February 24, 2000. Approved as amended on December 20, 2000.

Approved by the shareholders of the Company on April 25, 2000.

TIMBERLINE SOFTWARE CORPORATION
EMPLOYEE STOCK OPTION AGREEMENT

THIS AGREEMENT, entered into as of the Agreement Date (as defined in Paragraph 1), by and between the Participant and Timberline Software Corporation (the “Company”);

WITNESS:

WHEREAS the Company maintains the 2000 Stock Incentive Plan (the “Plan”), which is incorporated into and forms a part of this Agreement, and the Participant has been selected by the committee administering the Plan (the “Committee”) to receive a Non-Qualified Stock Option Award under the Plan;

NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant, as follows:

1.     Terms of Award.  The following terms used in this Agreement shall have the meanings set forth in this Paragraph 1:

a.	The "Participant" is _____________________________.
b.	The "Agreement Date" is ______________________.
c.	The number of "Covered Shares" shall be _____ shares of Stock.
d.	The "Option Price" (exercise price) is $_____ per share.

Other terms used in this Agreement are defined in the Plan, Paragraph 10 of this agreement or elsewhere in this Agreement.

2.     Award and Exercise Price.   The Participant is hereby granted an option (the "Option") to purchase the number of Covered Shares of Stock at the Option Price as set forth in Paragraph 1. The Option is not intended to constitute an "incentive stock option" as that term is used in Internal Revenue Code section 422.

3.     Date of Exercise.  The Option shall become exercisable according to the following schedule.

As of the Following Anniversary of the Agreement Date:	The Option shall become exercisable with respect to the following percentage of the Covered Shares:
One-year anniversary	25%
Two-year anniversary	25%
Three-year anniversary	25%
Four-year anniversary	25%

Notwithstanding the foregoing schedule, the Option shall not become exercisable with respect to any portion of the Option that has not become exercisable prior to the Participant’s Date of Termination (as defined below) except that if a Participant’s Termination is due to Retirement as defined in Paragraph 10(d), below, the Option will accelerate on termination and become immediately exercisable as to all of the Covered Shares.

Exercisability under this schedule is cumulative, and after the Option becomes exercisable under the schedule with respect to any portion of the Covered Shares, it shall continue to be exercisable with respect to that portion of the Covered Shares until the Option expires. Notwithstanding the foregoing provisions of this Paragraph 3, the participant may elect to exercise the Option at any time during the period beginning 15 days prior to an Accelerating Event, and ending 45 days after such event, provided that such exercise shall be deemed to occur immediately prior to the Accelerating Event and shall be contingent upon the occurrence of such Accelerating Event.

4.     Expiration.  The Option shall not be exercisable on or after the Expiration Date. The "Expiration Date" shall be the earliest to occur of:

a.	the ten-year anniversary of the Agreement Date;
b.	if the Participant's Date of Termination occurs by reason of Disability or Death, the twelve-month anniversary of such Date of Termination; or
c.	if the Participant's Date of Termination occurs for reasons other than death or Disability, the three-month anniversary of such Date of Termination.

5.     Method of Option Exercise.  The Option may be exercised in whole or in part by filing a written notice with the Secretary of the Company at its corporate headquarters prior to the Expiration Date or pursuant to any other method which the Committee has approved. Such notice shall specify the number of shares of Stock which the Participant elects to purchase, and shall be accompanied by payment of the Exercise Price for such shares of Stock indicated by the Participant’s election. Payment shall be by cash or by check payable to the Company. Except as otherwise provided by the Committee before the Option is exercised, the Participant may pay the Exercise Price by authorizing a third party to sell the shares of Stock acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

6.     Fractional Shares.   Any fractional shares concerning this Option may be disregarded or provided for in any manner determined in the sole discretion of the Committee.

7.     Tax Withholding.   The issuance of shares pursuant to exercise of this Option is subject to withholding of all applicable taxes. With the consent of the Committee, such withholding obligations may be satisfied through the surrender of shares to which the Participant is otherwise entitled under the Plan. If Participant fails to pay any amounts demanded by the Company to satisfy any withholding obligation arising out of exercise of the Option, the Company may withhold such amounts from other amounts or property payable to Participant by the Company.

8.     Transferability.   The Option is not transferable other than as designated by the Participant by will or by the laws of descent and distribution; provided, however, that with the consent of the Committee, Options may be assigned or transferred pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, as amended (“ERISA”), or the rules thereunder. Each option granted under the Plan by its terms shall be exercisable during the Participant’s life only by the Participant, or his or her permitted assignee or transferee pursuant to such a qualified domestic relations order.

9.     Changes in Capital Structure.  If the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reason detailed in Paragraph 11 of the Plan, the Committee shall make appropriate adjustments.

10.     Definitions.  For purposes of this Agreement, the terms listed below shall be defined as follows:

          a.     Accelerating Event.   The term “Accelerating Event” means the occurrence of any merger, consolidation, reorganization, or plan of exchange or liquidation involving the Company, as the result of which the shareholders of the Company receive cash, stock or other such property in exchange for or in connection with their common stock unless adequate provision for the continuation of the Participant’s rights under this Option is made by the Board of Directors, in its reasonable discretion, or by any successor in interest to the Company.

          b.     Date of Termination.   The Participant’s “Date of Termination” shall be the first day occurring on or after the Agreement Date on which the Participant’s employment with the Company terminates for any reason; provided that a Participant’s employment shall not be considered terminated while the Participant is on a leave of absence from the Company as approved by the Company.

          c.     Disability.   Except as otherwise provided by the Committee, the Participant shall be considered to have a "Disability" during the period in which the Participant is disabled within the meaning of Internal Revenue Code Section 22(e)(3).

          d.     Retirement.   “Retirement” shall mean with respect to any employee with 15 or more years of service with the Company, retirement or other termination of service from the company at age 65 or later. The age of 65 may be reduced by the number of whole years of service exceeding 15 years (e.g., an employee with 20 years of service may have the benefit for Retirement under the Plan at age 60).

11.     Heirs and Successors.   This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns. In the event of the Participant’s death prior to exercise of this Award, the Award may be exercised by the estate of the Participant to the extent such exercise is otherwise permitted by the Agreement. Subject to the terms of the Plan, any benefits distributable to the Participant under this Agreement that are not paid at the time of the Participant’s death shall be paid at the time and in the form determined in accordance with the provisions of this Agreement and the Plan, to the beneficiary designated by the Participant in writing filed with the Committee in such form and at such time as the Committee shall require. If a deceased Participant fails to designate a beneficiary, or if the designated beneficiary of the deceased Participant dies before the Participant or before complete payment of the amounts distributable under this Agreement, the amounts to be paid under this Agreement shall be paid to the legal representative or representatives of the estate of the last to die of the Participant and the beneficiary.

12.     Plan Definitions.   Notwithstanding anything in this Agreement to the contrary, the terms and construction of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company and in the event of any inconsistency between this Agreement and the Plan, the terms of the Plan shall govern.

13.     Amendment.  This Agreement may be amended by written Agreement of the Participant and the Company, without the consent of any other person.

14.     Governing Law.  The laws of the State of Oregon shall govern all matters relating to this Agreement.

15.     Regulatory Compliance.   No stock shall be issued under this Agreement until the Company has taken all necessary steps to assure compliance with federal and state securities laws or has determined to its satisfaction and the satisfaction of its counsel that an exemption from the requirements of the federal and applicable state securities laws are available.

IN WITNESS WHEREOF, the Participant has executed this Agreement and the Company has caused these presents to be executed in its name and on its behalf, all as of the Agreement Date.

Participant
_____________________________________________________
TIMBERLINE SOFTWARE CORPORATION By: __________________________________________________ Its: __________________________________________________